                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14C

               Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

[_]  Preliminary Information Statement

[_]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14c-5(d)(2))

[X]  Definitive Information Statement

                            ALLFIRST FINANCIAL INC.
--------------------------------------------------------------------------------
               (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee required

[_]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11


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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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

ALLFIRST FINANCIAL INC.
25 South Charles Street
Baltimore, Maryland 21201

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 17, 2001

To the Stockholders of Allfirst Financial Inc.:

  NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders (the "Annual Meeting") of Allfirst Financial Inc., a Delaware corporation (the "Corporation"), will be held at the Corporation's headquarters, 25 South Charles Street, Baltimore, Maryland, on April 17, 2001, at 10:00 a.m., local time, for the following purposes:

     1. To elect 16 directors to serve until the 2002 Annual Meeting of Stockholders and until their successors are elected and qualified; and

     2. To act upon any other matter which may properly come before the Annual Meeting or any adjournment thereof.

  The Board of Directors of the Corporation has fixed the close of business on March 9, 2001 as the record date for determining stockholders of the Corporation entitled to notice of and to vote at the Annual Meeting.

  Your attention is directed to the attached Information Statement and to the enclosed Annual Report on Form 10-K of the Corporation for the year ended December 31, 2000.

                   WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                     ARE REQUESTED NOT TO SEND US A PROXY.
                                   ---

                                       By Order of the Board of Directors.

                                       JEROME A. RATLIFFE
                                       Senior Vice President and Secretary
                                       Baltimore, Maryland
                                       March 26, 2001

                             INFORMATION STATEMENT

  This Information Statement is provided in connection with the 2000 Annual Meeting of Stockholders (the "Annual Meeting") of Allfirst Financial Inc. (the "Corporation"). This Information Statement is first being sent to stockholders on or about March 27, 2001.

  The close of business on March 9, 2001 has been fixed by the Board of Directors of the Corporation as the record date (the "Record Date") for determining the stockholders of the Corporation entitled to notice of and to vote at the Annual Meeting. On the Record Date, the Corporation had outstanding 597,764 shares of common stock, no par value per share (the "Common Stock"), and 90,000 shares of 4.50% Cumulative Redeemable Preferred Stock, $5.00 par value per share (the "Outstanding Preferred"). All of the outstanding Common Stock is owned by Allied Irish Banks, p.l.c. ("AIB"), and AIB controls over 99% of the voting power of the Corporation's outstanding capital stock.

  Each share of Common Stock entitles the holder thereof to 1,000 votes, and each share of Outstanding Preferred entitles the holder thereof to one vote, on each matter to be voted upon at the Annual Meeting. Shares of Common Stock and Outstanding Preferred cannot be voted unless the holder of record is present in person or represented by proxy at the Annual Meeting.

  The matters to be voted upon at the Annual Meeting require the affirmative vote of the holders of a majority of the Common Stock and the Outstanding Preferred present in person or by proxy at the meeting, at which a quorum is present. The presence, in person or by proxy, of at least a majority of the aggregate total number of shares of Common Stock and Outstanding Preferred is necessary to constitute a quorum at the Annual Meeting. For purposes of determining the existence of a quorum, voting and all other matters at the Annual Meeting, the Common Stock and the Outstanding Preferred will be treated as a single class.

  The Board of Directors is aware of one item of business to be considered at the Annual Meeting: the election of 16 directors to the Board of Directors of the Corporation.


          NEITHER THE CORPORATION NOR ANY PERSON AFFILIATED WITH THE
               CORPORATION IS ASKING YOU FOR A PROXY AND YOU ARE
                                                         -------
               REQUESTED NOT TO SEND A PROXY TO THE CORPORATION.
               -------------------------------------------------

ELECTION OF DIRECTORS

  The entire Board of Directors of the Corporation is elected at the Annual Meeting. Each director is elected for a term of one year and until a successor is elected and qualified. Each director was elected at the 2000 annual meeting of stockholders.

Information Concerning Nominees

  Information concerning the nominees for election as directors is presented below. Each of the nominees has consented to serve as a director if elected. There is no arrangement or understanding between any director and any other person pursuant to which such director was selected as a director. If any nominee becomes unable to accept nomination or election, then the Board of Directors will designate another nominee for election or will reduce the number of directors.

  Sherry F. Bellamy, age 48, has served as a director of the Corporation and of its wholly owned subsidiary, Allfirst Bank, since January 1999. Since July
2000, Ms. Bellamy has been a Vice President and the General Counsel of Verizon Communications, a national telecommunications company. From March 1997 to July 2000, she was the President and Chief Executive of Bell Atlantic-Maryland, Inc., a regional telecommunications company. Prior to March 1997, Ms. Bellamy was a vice president and the general counsel of Bell Atlantic-Washington, D.C. Ms. Bellamy serves on the Audit Committee.

  James T. Brady, age 60, has served as a director of the Corporation and of Allfirst Bank since October 1998.Mr. Brady currently is the Managing Director-Mid-Atlantic of Ballantree International, Ltd., a management consulting firm, and has been a business consultant since May 1998. From May 1995 to May 1998, Mr. Brady was the Secretary of the Maryland Department of Business and Economic Development. Prior to May 1995, Mr. Brady was a partner with Arthur Andersen LLP in Baltimore, Maryland. Mr. Brady is also a director of McCormick & Company, Inc., a spices and seasonings company, and of Constellation Energy Group, a diversified energy company. Mr. Brady serves on the Audit Committee.

  Frank P. Bramble, age 52, has served as a director of the Corporation and of Allfirst Bank since April 1994. Since December 1999, Mr. Bramble has served as Chairman of the Board of the Corporation and Allfirst Bank. From April 1999 to December 1999, he was the Chairman of the Board and the Chief Executive Officer.
From January 1999 to April 1999,   Mr. Bramble was Chief Executive Officer of
the Corporation and Allfirst Bank, and from April 1994 to January 1999, he was President and Chief Executive Officer. In November 1998, Mr. Bramble became the Chief Executive, USA, and a director of Allied Irish Banks, p.l.c. ("AIB"), the parent of the Corporation. Mr. Bramble is a permanent member of the Executive Committee.

  Michael D. Buckley, age 56, has served as a director of the Corporation since October 1998. He is the Group Chief Executive Officer Designate of AIB, and will become Group Chief Executive Officer on May 1, 2001. Mr. Buckley previously served as Managing Director of the Poland and Capital Markets divisions of AIB, and has been a director of AIB since 1995. Mr. Buckley serves as the Chairman of the Review Body on Higher Remuneration in the Public Sector.

  Jeremiah E. Casey, age 61, has served as a director of the Corporation since 1983 and of Allfirst Bank since 1985. Until April 1999, Mr. Casey served as the Chairman of the Corporation and Allfirst Bank. From 1989 through October 1998, Mr. Casey was Chief Executive, USA, of AIB and was a director of AIB from 1992 through October 1998. Mr. Casey is a director of The Rouse Company, a real estate development, management and ownership company, and is also a director of
the Federal Reserve Bank of Richmond, Baltimore Branch.   Mr. Casey serves on
the Community Affairs Committee.

  Edward A. Crooke, age 62, has served as a director of the Corporation and of Allfirst Bank since 1985. He is the Vice Chairman of Constellation Energy Group (formerly Baltimore Gas and Electric Company), a position to which he returned in October 2000 after retiring on January 1, 2000. Mr. Crooke's prior service as Vice Chairman was from April 1999 to January 2000. He was Vice Chairman of Baltimore Gas and Electric Company from 1998 to 1999, President and Chief Operating Officer from 1992 to 1998, and he served as a director from 1988 until April 1999. Mr. Crooke is also a director of Corporate Office Properties Trust,

Holdings, Inc., AEGIS Insurance Services, Inc. and Baltimore Equitable Society. Mr. Crooke serves on the Management and Compensation Committee.

  John F. Dealy, age 61, has served as a director of the Corporation and of Allfirst Bank since 1981. He is President of The Dealy Strategy Group LLC, a management consulting firm, and is also Chairman of The Maryland Health Care Product Development Corporation, a venture capital company. In 1998, Mr. Dealy retired as Distinguished Professor in the Georgetown University School of Business. In 1996, Mr. Dealy retired as Senior Counsel to the law firm of Shaw, Pittman, Potts and Trowbridge.

  Frank A. Gunther, Jr., age 69, has served as a director of the Corporation and of Allfirst Bank since 1976. He is the retired Chairman of the Board and President of Albert Gunther Inc., a contract hardware and industrial mill supply firm. Mr. Gunther chairs the Community Affairs Committee.

  Margaret M. Heckler, age 69, has served as a director of the Corporation and of Allfirst Bank since 1989. She serves as Special Counsel to Chambers Associates, Incorporated, Washington, D.C. and was U.S. Ambassador to Ireland from 1985 to 1989. Ms. Heckler serves on the Community Affairs Committee.

  Susan C. Keating, age 50, has served as a director and as President of the Corporation and of Allfirst Bank since January 1999. From January 1999 to December 1999, Ms. Keating was also the Chief Operating Officer, and in December 1999, she became the Chief Executive Officer. From January 1996 to January 1999, Ms. Keating was an Executive Vice President of the Corporation and of Allfirst Bank. Ms. Keating is a permanent member of the Executive Committee.

  Gary Kennedy, age 43, has served as a director of the Corporation since June 1997. He has served as Group Financial Director and a director of AIB since May 1997, prior to which he was Vice President, Enterprise Networks Europe and Managing Director, Northern Telecom (Ireland) Ltd. He is a member of the Board of the Industrial Development Authority (Ireland) and a member of the Galway University Foundation.

  William T. Kirchhoff, age 59, has served as a director of the Corporation since July 1997 and of Allfirst Bank since October 1998, and served as a director of Dauphin Deposit Corporation for 18 years. He is the Vice Chairman of Cleveland Brothers Equipment Company, Inc., a construction equipment dealer.
Mr. Kirchhoff serves on the Management and Compensation Committee.

  Henry J. Knott, Jr., age 62, has served as a director of the Corporation and of Allfirst Bank since 1981. He is a trustee and the former President of the Marion I. and Henry J. Knott Foundation, and is the former Chairman and Chief Executive Officer of Real Estate Resource Management, Inc., a real estate management company. Mr. Knott chairs the Audit Committee.

  Andrew Maier II, age 51, has served as a director of the Corporation since July 1997 and of Allfirst Bank since October 1998, and served as a director of Dauphin Deposit Corporation for two years. He is a private investor and was formerly the President and Chief Executive Officer of Maier's Bakery, Reading, Pennsylvania. Mr. Maier serves on the Community Affairs Committee.

  Thomas P. Mulcahy, age 59, has served as a director of the Corporation since 1993. At the end of April 2001, Mr. Mulcahy will retire as the Group Chief Executive of AIB, a position he has held since January 1, 1994. Mr. Mulcahy is President of the Ireland Chapter of the Ireland-United States Council for Commerce and Industry, Inc.

  Morton I. Rapoport, MD, age 66, has served as a director of the Corporation and of Allfirst Bank since January 2000. Since 1984, he has served as the President and Chief Executive Officer of the University of Maryland Medical System. Dr. Rapoport is also a professor of medicine at the University of Maryland School of Medicine and a professor of clinical pharmacology at the University of Maryland School of Pharmacology. Dr. Rapoport serves on the Audit Committee.

Meetings, Committees and Fees

  The Board of Directors met six times for regularly scheduled meetings during 2000.

  The Board of Directors has standing executive, audit, compensation and community affairs committees. The Executive Committee has two permanent members and six rotating members who are outside directors. The Executive Committee may exercise most of the powers of the Board of Directors in the intervals between meetings of the full Board; it may not, however, declare dividends, issue stock, recommend to stockholders any action requiring stockholder approval, amend the bylaws, or approve mergers. The Executive Committee met five times for regularly scheduled meetings during 2000.

  The Audit Committee, composed of outside directors, is primarily responsible for overseeing the Corporation's financial reporting process and reporting the results of its activities to the Board. The committee assist the Board in monitoring: the quality and integrity of the Corporation's accounting policies, financial statements and disclosure practices; the Corporation's compliance with legal and regulatory requirements; and the independence and performance of the internal and external auditors. The Audit Committee met five times for regularly scheduled meetings during 2000.

  The Management and Compensation Committee reviews and recommends compensation arrangements for the Corporation's executive officers and also reviews and recommends action with respect to the Corporation's retirement plans. The Management and Compensation Committee met three times during 2000.

  The Community Affairs Committee oversees the Corporation's community reinvestment activities. The Committee reviews the Corporation's community outreach efforts, and its efforts to ascertain and satisfy the credit needs of low and moderate income areas and borrowers and to develop and market products to meet those needs. The Community Affairs Committee met four times during 2000.

  Each director who is not also an officer of the Corporation or of AIB receives an annual retainer of $20,000, plus $1,100 for attendance at each meeting of the Board and $900 ($1,100 for the Executive Committee) for attendance at meetings of committees of the Board of which he or she is a member. In addition, each committee chairperson receives an additional $300 per committee meeting, other than the chairperson of the Management and Compensation Committee, who receives an annual retainer of $6,500 in lieu of an additional fee per meeting.

  During 2000, each of Messrs. Buckley, Kennedy and Mulcahy was unable to attend at least 75% of the aggregate of the meetings of the Board of Directors and of the Board committees on which he serves.

Certain Relationships and Transactions

  Directors and officers of the Corporation, members of their immediate families and AIB and certain affiliates were customers of, and had transactions with, the Corporation, Allfirst Bank and other subsidiaries of the Corporation in the ordinary course of business during 2000. Similar transactions in the ordinary course of business may be expected to take place in the future.

  All loans to executive officers and directors and members of their immediate families and to AIB and certain affiliates were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than normal risk of collectibility or present other unfavorable features. Of the loans outstanding at December 31, 2000, none were contractually past due 90 days or more as to principal or interest and none were classified as nonaccrual, restructured or potential problem loans.

Security Ownership of Certain Beneficial Owners and Management

  Allied Irish Banks p.l.c., Bankcentre, Ballsbridge, Dublin 4, Ireland has owned 100% of the Corporation's Common Stock since March 21, 1989. Messrs. Bramble, Buckley and Kennedy are directors and executive officers of AIB, and as such, each may be deemed to be the beneficial owner of 100% of the Corporation's Common Stock.

  The following table sets forth the number of AIB Ordinary Shares (including such shares held in the form of AIB Ordinary ADRs but excluding directors' qualifying shares) beneficially owned by each executive officer named in the Summary Compensation Table, each nominee for director, and by all executive officers and directors as a group as of December 31, 2000.

                                                                                      Ordinary
                                                                                      --------
                                                                                    Shares(1)(2)
                                                                                    -------------
Executive Officers

Harry E. Berry..................................................................      224,722(4)(5)
Frank P. Bramble................................................................      634,548(4)
Bernard M. Cregg................................................................      189,317(4)(6)
Susan C. Keating................................................................      222,876(3)(4)
Brian L. King...................................................................      135,104(4)(7)

Directors

Sherry F. Bellamy...............................................................           --
James T. Brady..................................................................           --
Michael D. Buckley..............................................................      233,656(4)
Jeremiah E. Casey...............................................................      322,334(8)
Edward A. Crooke................................................................          100
John F. Dealy...................................................................           --
Frank A. Gunther, Jr............................................................           --
Margaret M. Heckler.............................................................           --
Gary Kennedy....................................................................      229,090(4)
William T. Kirchhoff............................................................      258,798(9)
Henry J. Knott, Jr..............................................................        1,137
Andrew Maier II.................................................................       42,900(10)
Thomas P. Mulcahy...............................................................      618,603(4)
Morton I. Rapoport..............................................................         ----
All executive officers and directors as a group (19 persons)....................    3,113,165

(1) No individual listed in the table beneficially owns, and all executive officers and directors as a group do not beneficially own, more than one percent of the shares of the indicated class outstanding.
(2)  Each AIB Ordinary ADR represents two AIB Ordinary Shares.
(3)  Includes holdings of restricted stock.
(4)  Includes shares subject to currently exercisable stock options.
(5)  Includes 19,722 shares held by the executive officer's spouse.
(6)  Includes 2,209 shares held by the executive officer's spouse.
(7)  Includes 39,104 shares held with shared voting/dispositive powers.
(8) Includes 241,334 shares held with sole voting/dispositive powers, 41,000 shares held with shared voting/dispositive powers, and 21,000 restricted shares.
(9) Includes 59,232 shares held with sole voting/dispositive powers, 180,000 shares held by the profit sharing plan of which the director is a controlling person, 12,000 shares subject to a presently exercisable option and 7,566 shares held solely by the director's spouse.
(10) Includes 2,350 shares held with sole voting/dispositive powers, 4,000 shares held in trust for the benefit of the director and his spouse, and 800 held as custodian for the benefit of the director's children.

                      COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

     The following summary compensation table sets forth information about salary and other compensation for the Corporation's chief executive officer and each of the four other most highly compensated executive officers (the "named executive officers") for services to the Corporation in all capacities during each of the three years ended December 31, 2000.

                                                                                        Long Term
                                                                                        ---------
                                                  Annual Compensation                   Compensation
                                    -------------------------------------------         ------------
                                                                                        Restricted                    All Other
                                                                   Other Annual         ----------     LTIP           ---------
Name and Principal                Year    Salary      Bonus(2)     ------------         Stock          ------         Compensa-
------------------               ------  ---------    --------     Compensation(3)      -----          Payout         ---------
Position at 12/31/00                                               ---------------      Award(s)(4)    --------       tion(5)
--------------------                                                                    -----------                   -------
Susan C. Keating  .............  2000    600,000      336,000           1,671               -0-            -0-          27,430
  President and CEO(1)           1999    450,000      300,000           1,671               -0-            -0-         186,531
                                 1998    375,000           -0-          1,708               -0-            -0-         101,418

Frank P. Bramble  .............  2000    725,000      435,000           1,587               -0-            -0-          35,983
  Chairman(1)                    1999    650,000      520,000           1,587               -0-            -0-          34,659
                                 1998    600,000           -0-          1,587               -0-            -0-          36,963

Harry E. Berry.................  2000    300,000      180,000              -0-              -0-            -0-          12,493
  Executive Vice Pres,           1999    250,000      100,000              -0-              -0-            -0-          14,629
                                 1998    250,000           -0-             -0-              -0-            -0-          12,390

Bernard M. Cregg...............  2000    275,000      198,750              -0-              -0-            -0-          14,206
  Executive Vice Pres,           1999    235,000      125,000              -0-              -0-            -0-          14,339
                                 1998    215,000           -0-             -0-              -0-            -0-          13,750

Brian L. King  ................  2000    285,000      163,250              -0-              -0-            -0-          12,542
  Executive Vice Pres,           1999    265,000      106,000              -0-              -0-            -0-          14,834
                                 1998    265,000           -0-             -0-              -0-            -0-          12,458


(1) Ms. Keating became the Chief Executive Officer on December 14, 1999. Mr. Bramble served as the Chief Executive Officer from January 1, 1999 to December 14, 1999.
(2) Bonuses are earned in the year specified and generally paid in the following year.
(3) Consists of additional compensation in respect of income taxes due on imputed income from executive long term disability insurance premiums paid by the Corporation.
(4) This column shows the market value of awards of AIB restricted stock on the date of grant. Restrictions on the stock lapse in equal amounts on the third, fourth and fifth anniversaries of each respective grant. Dividends on restricted stock are paid to the named executive officers in the same manner and amount as paid on the same unrestricted securities. Information concerning number of shares and values of restricted stock holdings at December 31, 2000 is set forth in next table.
(5) Consists of: (a) the value of split-dollar life insurance premiums paid pursuant to the Corporation's Executive Life Insurance Program of $19,780, $28,333, $4,194, $6,556 and $4,194 during 2000 for Ms.Keating and Messrs.
    Bramble, Berry, Cregg and King, respectively; (b) matching contributions under the Corporation's qualified, defined contribution plan of $7,650 for each named executive officer; and (c) $698 and $649 in respect of certain earnings on deferred amounts for Mr. King and Mr. Berry, respectively.

    The following table sets forth additional information concerning the number of shares and the value of restricted stock holdings of the named executive officers at December 31, 2000.

Name                           Ordinary ADRs
----                           -------------

Susan C. Keating.............      15,719
                                 $369,397
Frank P. Bramble.............          -0-
Harry E. Berry...............          -0-
Bernard M. Cregg.............          -0-
Brian L. King................          -0-

1997 Stock Option Plan

  In October 1997, the Corporation's Board of Directors approved the 1997 Stock Option Plan (the "1997 Option Plan"). The purposes of the 1997 Option Plan are to provide incentives to key employees to contribute to the growth and success of the Corporation and of AIB, and to enhance the Corporation's ability to attract, retain and reward the highest quality employees in positions of substantial responsibility.

  The 1997 Option Plan provides for the grant to key employees of options to acquire AIB American Depository Shares ("AIB ADSs"). During 1999, the 1997 Option Plan was amended to permit a one-time grant of an option to acquire 100 AIB ADSs to substantially all of the employees of the Corporation and its subsidiaries, other than executive officers. The Corporation and an independent trustee have created a trust which has been funded with AIB ADSs acquired by the trust with the proceeds of a loan from the Corporation. Proceeds of option exercises and any dividends and other earnings on the trust assets will be used to repay the loan to the trust. Optionees have no preferential rights with respect to the trust assets, and the trust assets are subject to the claims of the Corporation's general creditors in the event of insolvency. The AIB ADSs are held in the available-for-sale account on the Corporation's balance sheet, and any decline in value of the AIB ADSs in the trust below their original cost will be recorded as an adjustment to the Corporation's stockholders' equity. The 1997 Option Plan is administered by the Management and Compensation Committee of the Board of Directors. AIB will not issue any securities in connection with the 1997 Option Plan, will not receive any proceeds from the exercise of options, and otherwise has no rights or obligations with respect to the 1997 Option Plan. As of December 31, 2000, there were 6,434,153 AIB ADSs in the trust.

  The following table sets forth information concerning options ("2000 Options") granted under the 1997 Option Plan to the named executive officers during the year ended December 31, 2000.

                                                                                      Potential
                                                                                      ---------
                                                                                      Realizable Value
                                                                                      ----------------
                                                                                      at Assumed Annual
                                                                                      -----------------
                                                                                      Rates of Stock Price
                                                                                      --------------------
                                                                                      Appreciation for
                                                                                      ----------------
                                      Individual Grants                               Option Term(1)
                          ------------------------------------------                  --------------
                                        % of
                                        ----
                                        Total
                                        -----
                         No. of         Options
                         ------         -------
                         Securities     Granted to     Exercise
                         ----------     ----------     --------
                         Underlying     Employees      or Base
                         ----------     ---------      -------
                         Options        in Fiscal      Price           Expiration
                         -------        ---------      -----           ----------
      Name               Granted(2)     Year           ($/Sh)(3)       Date(4)          5%($)         10%($)
----------------         ----------     ----           ---------       -------        ----------     ----------
S.C. Keating..........    100,000       4.18%            17.72         8/14/10        $1,114,401     $2,824,112
F.P. Bramble..........         -0-
H.E. Berry............     35,000       1.46             17.72         8/14/10           390,040        988,439
B.M. Cregg............     35,000       1.46             17.72         8/14/10           390,040        988,439
B.L. King.............     35,000       1.46             17.72         8/14/10           390,040        988,439

(1) Illustrates value that would be realized upon exercise of options immediately prior to expiration of term, assuming the specified annual compound rates of appreciation on AIB ADSs over the option term.

(2) All options under the 1997 Option Plan are nonqualified options. A 2000 Option is exercisable for up to 50% of the underlying securities two years after the grant date (August 14, 2000) and for the remaining 50% of the securities, three years after the grant date, except in the event of a change in control of the Corporation or of AIB.

(3) The exercise price of each option granted under the 1997 Option Plan is equal to the greater of the cost or the market price of AIB ADSs on the date of grant. The number of AIB ADSs subject to an option and the exercise price may be adjusted in the event of a stock dividend or split, recapitalization or similar transaction affecting the outstanding Ordinary Shares of AIB. The exercise price of an option may be paid in cash or through the contemporaneous sale of the underlying AIB ADSs.

(4) 2000 Options granted under the 1997 Option Plan expire ten years from the date of grant, subject to certain exceptions relating to the manner of termination of an optionee's employment. An option may not be transferred except by will, by the laws of descent and distribution, or in connection with a limited number of family estate planning transfers.

     The following table sets forth information concerning exercised and unexercised options under the 1997 Option Plan as of the end of 2000.

                                                                            Value of
                                                                            --------
                                                          Number of         Unexercised
                                                          ---------         -----------
                                                          Unexercised       in-the-money
                                                          -----------       ------------
                                                          Options           Options at
                                                          -------           ----------
                                Shares                    at 12/31/00       12/31/00($)
                                ------                    -----------       ----------
                                Acquired     Value        Exercisable/      Exercisable/
                                --------     ----------   -----------       ------------
                                on Exercise  Realized($)  Unexercisable     Unexercisable(1)
                                -----------  ----------   -------------     ----------------
      Name
--------------------------
S.C. Keating..............      -0-          -0-           84,000/198,000   $318,780/578,000
F.P. Bramble..............      -0-          -0-          262,500 /82,500          869,400/0
H.E. Berry................      -0-          -0-           52,500 /70,500    202,860/202,300
B.M. Cregg................      -0-          -0-           43,650 /70,350    173,880/202,300
B.L. King.................      -0-          -0-           48,000 /72,000    173,880/202,300

(1)  Based on market value of AIB ADSs at December 31, 2000.

1999 Stock Option Plan

     In May 1999, the Corporation's Board of Directors implemented the 1999 Stock Option Plan (the "1999 Option Plan"). An individual who is an executive officer and/or director of AIB and an officer of the Corporation may not
                               ---
participate in the 1997 Option Plan. The purpose of the 1999 Option Plan is to provide incentives to such individuals and to enhance the Corporation's (and AIB's) ability to attract, retain and reward the highest quality employees in positions of substantial responsibility. The only participant in the 1999 Option Plan is Mr. Bramble.

     The 1999 Option Plan is structured in substantially the same way as the 1997 Option Plan, except that the 1999 Option Plan establishes certain performance measures that must be satisfied before the options may be exercised. The 1999 Option Plan is also administered by the Management and Compensation Committee of the Board of Directors. AIB will not issue any securities in connection with the 1999 Option Plan, will not receive any proceeds from the exercise of options, and otherwise has no rights or obligations with respect to the 1999 Option Plan. As of December 31, 2000, there were 305,000 AIB ADSs in the 1999 Option Plan trust.

     The following table sets forth information concerning options granted under the 1999 Option Plan during the year ended December 31, 2000.

                                                                                     Potential
                                                                                     ---------
                                                                                     Realizable Value
                                                                                     ----------------
                                                                                     at Assumed Annual
                                                                                     -----------------
                                                                                     Rates of Stock Price
                                                                                     --------------------
                                                                                     Appreciation for
                                                                                     ----------------
                                  Individual Grants                                  Option Term(1)
                                  ----------------                                   -------------
                                        % of
                                        ----
                                        Total
                                        -----
                         No. of         Options
                         ------         -------
                         Securities     Granted to     Exercise
                         ----------     ----------     --------
                         Underlying     Employees      or Base
                         ----------     ---------      --------
                         Options        in Fiscal      Price         Expiration
                         -------        ---------      --------      ----------
        Name             Granted(2)     Year           ($/Sh)(3)     Date(4)             5%($)         10%($)
--------------------     ----------     ----           --------      -------          ----------     ----------
Frank P. Bramble....     120,000        5.0%           18.55         9/20/10          $1,399,919     $3,547,671
                          90,000        3.8            21.75        11/24/10           1,231,061      3,119,751

(1) Illustrates value that would be realized upon exercise of options immediately prior to expiration of term, assuming the specified annual compound rates of appreciation on AIB ADSs over the option term.

(2) All options under the 1999 Option Plan are nonqualified options. Options granted during 2000 under the 1999 Option Plan are exercisable as follows:
     (i) as to 35% of the AIB ADSs, on the achievement by the Corporation of year-over-year growth in tangible net income (adjusted as provided below) of 7.5%, compounded annually, for at least two consecutive years; (ii) as to 35% of the AIB ADSs, on the achievement by the Corporation of a tangible cost-to-income ratio of less than 55% for at least two consecutive years; (iii) as to 30% of the AIB ADSs, on the achievement of growth in tangible earnings per share, i.e. excluding the amortization of goodwill of AIB over the first three years from the date of grant at least equal to the growth in the Consumer Price Index (compiled and published by the Central Statistics Office of the Government of Ireland during the same period plus five percent per annum, compounded annually over such three year period;
     (iv) as to 100% of the AIB ADSs, on the date that is three months prior to the Expiration Date; and (v) as to 100% of the AIB ADSs, on a change of control.

(3) The exercise price of each option granted under the 1999 Option Plan is equal to the greater of the cost or the market price of AIB ADSs on the date of grant. The number of AIB ADSs subject to an option and the exercise price may be adjusted in the event of a stock dividend or split, recapitalization or similar transaction affecting the outstanding Ordinary Shares of AIB. The exercise price of an option may be paid in cash or through the contemporaneous sale of the underlying AIB ADSs.

(4) Options granted under the 1999 Option Plan expire ten years from the date of grant, subject to certain exceptions relating to the manner of termination of an optionee's employment. An option may not be transferred except by will, by the laws of descent and distribution, or in connection with a limited number of family estate planning transfers.

     The following table sets forth information concerning exercised and unexercised options under the 1999 Option Plan as of the end of 2000.



                                                                       Value of
                                                                       --------
                                                       Number of       Unexercised
                                                       ---------       -----------
                                                       Unexercised     in-the-money
                                                       -----------     ------------
                                                       Options         Options at
                                                       -------         ----------
                            Shares                     at 12/31/00     12/31/00($)
                            ------                     -----------     ----------
                            Acquired      Value        Exercisable/    Exercisable/
                            --------      -----        -----------     -----------
                            on Exercise   Realized($)  Unexercisable   Unexercisable(1)
                            -----------   ----------   -------------   ---------------
      Name
------------------
F.P. Bramble...........     -0-           -0-          0/305,000       0/751,500

(1)  Based on market value of AIB ADSs at December 31, 2000.

Pension Plans

     Mr. Bramble is entitled to supplemental retirement benefits under an agreement which provides for a retirement benefit at age 60 of 60% of the average of the highest three years of compensation during his career, offset by benefit payments under the Corporation's qualified defined benefit plan and excess benefit plan, by social security benefits and by benefit payments under defined benefit plans of former employers. Ms. Keating, Mr. Berry and Mr. King are entitled to supplemental retirement benefits under an agreement that provides for a retirement benefit equal to a minimum of 30% and a maximum of 60% of the average of the highest three years of compensation during the last 10 years of employment, offset by benefit payments under the Corporation's qualified defined benefit plan and excess benefit plan, by social security benefits, and by benefit payments under defined benefit plans of former employers.

Short Term Incentive Awards

     The Corporation's annual Short Term Incentive Plan for Senior Officers (the "Annual Bonus Plan") is intended to focus the efforts of executive and senior officers on the attainment of specific annual performance goals that will promote the overall success of the Corporation. Payments under the Annual Bonus Plan are funded out of the Corporation's net income.

     Under the Annual Bonus Plan, the Management and Compensation Committee (the "Compensation Committee") approves minimum, target and maximum net income levels at the beginning of the year. The Compensation Committee determines the percentage of base salary applicable to each net income level. If the minimum net income level is not achieved, then generally no award is made under the plan. If a higher level of net income is achieved, then the Compensation Committee determines the percentage applicable to the Chief Executive Officer and the percentages applicable to the other executive officers, based on the scope of each officer's duties and responsibilities. Individual performance measures also are considered in setting individual percentages, in the discretion of the Compensation Committee. Such measures include achievement of strategic and tactical objectives, growth, meeting business unit objectives, promoting corporate values, providing leadership to employees and encouraging teamwork.

1989 Long Term Incentive Plan

     The Corporation's 1989 Long Term Incentive Plan and Trust (the "1989
LTIP") was developed to attract and retain key employees who contribute to the continued growth, development and profitable performance of the Corporation and, thereby, to the continued financial success of AIB. The 1989 LTIP has been approved by the Board of Directors of the Corporation.

     The 1989 LTIP provides for awards of AIB ordinary ADRs ("incentive shares") to officers eligible to participate in the plan. Incentive shares are restricted and may not be disposed of by an officer for a period of time after the date of an award. The restriction for a specific award lapses in equal installments on the third, fourth and fifth anniversary dates of the award. During the restricted period, the officer is entitled to receive, without restriction, any dividends on the incentive shares. Awards of incentive shares are intended to serve as compensation over a period of several years.

     As of January 1, 2001, 132,314 ordinary ADRs were available for awards under the 1989 LTIP. All incentive shares available for awards in any year that are not used and incentive shares that are later forfeited are also available for use in subsequent years.

Change in Control Agreements

     The Corporation has entered into a change-in-control agreement ("Change Agreement") with each named executive officer. Each Change Agreement provides that if an executive is discharged, or if the executive experiences a material reduction in compensation or duties or relocation to an office more than 50 miles from the executive's then current office, in each case within two years following a "change of control," then the executive will be entitled to a severance package comprised of the following elements (subject to any limitations imposed by regulatory authorities): (i) a payment equal to two times annual salary and bonus (three times annual salary and bonus in the case of the Chief Executive Officer); (ii) payment of the greater of the executive's actual or target bonus pro-rated for the months elapsed in the annual bonus period at the time a change in control transaction is actually consummated; (iii) vesting of all restricted stock awards and stock options; (iv) payment of any target amounts under long-term incentive plans; (v) continuation of all fringe benefit coverage for up to two years; (vi) additional service credit equal to the multiple paid in severance is added to retirement plan participation; (vii) payment of excise taxes and gross-up payments if any payments exceed 110% of the maximum amounts set forth in Section 280G of the Internal Revenue Code; and (vi) outplacement services.

     For purposes of the Change Agreements, a "change of control" will be deemed to have taken place on the date of the earliest to occur of any of the following events: (i) an unaffiliated third party becomes the beneficial owner of 50% or more of the outstanding ordinary shares of AIB, or 25% or more of the outstanding common stock of the Corporation or of Allfirst Bank; (ii) the commencement of, or first public announcement of the intention of any person to commence, a tender or exchange offer the consummation of which would result in beneficial ownership by a person (other than AIB, the Corporation, any wholly-owned subsidiary of either AIB or the Corporation, or any employee benefit plan of AIB or the Corporation or of any subsidiary of either or any entity holding common stock for or pursuant to the terms of any such plan) of 50% or more of the outstanding common stock of AIB, or 25% or more of the outstanding common stock of the Corporation or of Allfirst Bank; or (iii) as the result of, or in connection with, any cash tender or exchange offer, merger, consolidation or other business combination, sale or disposition of all or substantially all of the Corporation's assets, or contested election, or any combination of the foregoing transactions (a "Transaction"), (a) the persons who were directors of either AIB, the Corporation, or Allfirst Bank immediately before the Transaction shall cease to constitute a majority of the Board of Directors of such entity or any successor to such entity, or (b) the persons who were stockholders of AIB or the Corporation, as applicable, immediately before the Transaction shall cease to own at least 50% of the outstanding voting stock of the applicable entity or any successor to such entity.

Compensation Committee Interlocks and Insider Participation

     Messrs. Crooke, DeVito, Kirchhoff and Mulcahy served on the Compensation Committee during 2000. No member of the Compensation Committee was an officer or employee of the Corporation during 2000.

Report of Management and Compensation Committee

     General. The Compensation Committee, made up of three outside directors and the Group Chief Executive of AIB, is responsible for executive compensation policies. In addition to establishing policies, the Compensation Committee approves all executive compensation arrangements and makes recommendations to the Board of Directors for specific salary amounts and other compensation awards for individual executives.

     The Corporation's compensation program is designed to attract, motivate and retain executive personnel capable of making significant contributions to the long term success of the Corporation. The primary components of the executive compensation program are competitive base salaries and both short term and long term incentives. Executive officers also participate in other broad based employee compensation and benefit programs.

     The Corporation retains an independent compensation consulting firm ("Compensation Consultant") to assist the Compensation Committee in performing its duties. The Compensation Consultant provides analytical and general interpretive guidance regarding compensation practices for the banking industry as a whole and for a group of the Corporation's peers, and advises the Compensation Committee on structuring compensation arrangements to achieve the desired quantitative and qualitative goals.

     In connection with the annual review of the executive compensation program, the Compensation Committee has confirmed with the Compensation Consultant that the executive compensation plans remain competitive and effectively serve the purposes for which they were established. For 2000, the Board approved all recommendations by the Compensation Committee related to the compensation of Susan C. Keating, the individual who served as Chief Executive Officer of the Corporation during 2000.

     Base Salary. Base salaries for the Corporation's executive officers are established based upon an analysis of executive salary practices at a group of the Corporation's peer bank holding companies (the "Peer Group"). The Peer
Group is selected based on total assets, geographic location, and comparable lines of business. The Compensation Committee believes that base salary should reflect the scope of an executive officer's duties and responsibilities, his or her importance to the Corporation relative to other executive officer positions, and the competitiveness of the executive officer's total compensation relative to similarly situated executives within the Peer Group.

     Executive officer salary increases are reviewed annually and are based on the executive officer's performance, base salary position relative to the median or average rates paid in the Peer Group and in the broader financial institutions market, and the Corporation's net income during the prior year. In determining the base salary for Ms. Keating, the Committee focused on compensation data for those chief executive officers in the Peer Group whose duties and responsibilities most closely resemble hers.

     Annual Bonus Plan. For 2000 awards under the Annual Bonus Plan, the Compensation Committee approved minimum, target and maximum net income levels; the percentages of base salary corresponding to these levels were 40%, 80% and 120%, respectively, for the Chief Executive Officer. The Corporation missed the target net income level established by the committee for 2000 by approximately $15 million. Ms. Keating received a 2000 Annual Bonus Plan award of $336,000, in recognition of her substantial contributions to the Corporation's results during 2000.

     Long Term Incentives. The Compensation Committee administers the 1989 LTIP, and determines whether, to whom and in what amounts awards are made under those plans. The Board of Directors acts on the recommendations of the Committee regarding proposed awards under the 1989 LTIP to the Chief Executive Officer. No award was made to the Chief Executive Officer under the 1989 LTIP in 2000.

     The Chief Executive Officer's level of participation in the 1997 Stock Option Plan during 2000 was based primarily on the broad scope of her responsibilities and the significant role she plays in the Corporation achieving the performance goals established under the plan.

Internal Revenue Code Section 162(m) Compliance

     The deductibility of executive compensation in excess of the limit set in
Section 162(m) of the Internal Revenue Code 1986, as amended, was not a factor in the Committee's determination of 2000 compensation levels. The Committee will continue to review the Corporation's executive compensation plans to determine what changes, if any, may be advisable in connection with Section 162(m).

Mathias J. DeVito, Chairman; Edward A. Crooke; William T. Kirchhoff; Thomas P. Mulcahy

                        INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has ratified AIB's selection of PricewaterhouseCoopers, LLP ("PWC"), as the independent auditors for AIB Group, and thus for the Corporation, for calendar year 2001. A representative of PWC will not be present at the Annual Meeting.

     Audit Fees. The aggregate fees billed by PWC for professional services rendered in connection with the audit of the Corporation's 2000 financial statements and the reviews of the financial statements included in the Corporation's Form 10-Qs for 2000 were $390,900.

     Financial Information Systems Design and Implementation Fees. PWC did not perform any professional services for the Corporation during 2000 for: (i) operating, or supervising the operation of, the Corporation's information systems or managing the Corporation's local area network; or (ii) designing or implementing a hardware or software system that aggregates source data underlying the Corporation's financial statements or generates financial information that is significant to those financial statement's.

     All Other Fees. The aggregate fees billed by PWC for services rendered during 2000 for all other services other than those discussed above, were $949,374. PWC billed $501,000 of this amount for tax return preparation/processing services performed primarily in 2000 with respect to 1999 tax returns for Allfirst Bank trust customers.

     The Audit Committee of the Board of Directors considered whether the provision of the services discussed above under the caption Other Fees is compatible with PWC maintaining its independence from the Corporation.

                            AUDIT COMMITTEE MATTERS

     The following disclosures are provided by the Audit Committee of the Board of Directors pursuant to the rules and regulations of the Securities and Exchange Commission.

     The Audit Committee is composed of four individuals, each of whom is "independent," as defined in the rules of the New York Stock Exchange, Inc. The Audit Committee is governed by a charter, a copy of which is attached to this information statement as Appendix A.

     The Audit Committee has reviewed the Corporation's audited financial statements (the "audited financial statements") included in its Annual Report on Form 10-K for the year ended December 31, 2000 (the "Annual Report"), and has discussed the audited financial statements with management of the Corporation. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Corporation's independent public accountants ("PWC"), the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees (as modified or supplemented). The Audit Committee also has received from PWC the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees (as modified or supplemented), and has discussed with PWC its independence.

          Based on the review and discussions described in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report for filing with the Commission.

          Henry J. Knott, Jr., Chariman; Sherry F. Bellamy; James T Brady; Morton I. Rapoport.

                                 OTHER MATTERS

     As of the date of this Information Statement, the Board of Directors of the Corporation knows of no other business which will be presented for consideration at the Annual Meeting.
                               _________________

Appendix A:  Audit Committee Charter

                            ALLFIRST FINANCIAL INC.
                            AUDIT COMMITTEE CHARTER
                                March 13, 2001

Mission
-------

The Audit Committee (Committee) is appointed by the Board of Directors (Board) of Allfirst Financial Inc. (Company) to assist the Board in monitoring: the quality and integrity of the accounting policies, financial statements and disclosure practices, compliance with legal and regulatory requirements, and the independence and performance of the internal and external auditors. This charter governs the operations of the Committee. The Committee shall review and reassess the charter at least annually and obtain the approval of the charter by the Board.

Membership
----------

The Board, based on the recommendation of the Chairman of the Board and the Committee, shall appoint the members of the Audit Committee and its chairman. The Committee shall consist of at least three and not more than five directors, each of whom are independent of management and the Company. The members of the Committee shall meet the independence and experience requirements of any applicable regulatory or self-regulatory agency, exchange or institution. Members of the Committee shall be considered independent if they have no relationship with management or the Company that may interfere with the exercise of their duties. All Committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise.

Roles and Responsibilities
--------------------------

The primary responsibility of the Committee is to oversee the Company's financial reporting process and report the results of their activities to the Board. Management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. In carrying out its responsibilities, the Committee may request that any officer or employee of the Company, independent auditor, or the internal audit director attend a meeting and shall meet privately, as needed, with any of the aforementioned. The Committee shall also have the authority to retain special legal, accounting, or other consultants to advise the Committee. As such, the Committee is responsible for the following:

 .    Annually, the Committee shall discuss and advise the AIB Group Financial
     Director regarding the performance of the independent auditors and participate in any assessment that impacts the appointment of the independent auditors. The Committee shall confirm at least annually the objectivity and independence of the independent auditor, by requiring the independent auditor to delineate all relationships with the Company, discuss such reports with the auditor, and if so determined by the Committee, recommend that the Board take appropriate action to insure the objectivity and independence of the auditor. In addition, the Committee will review at each meeting the mix of audit and non-audit services provided by the independent auditors to further assess their independence.

 .    The Committee shall discuss with Internal Audit Director the overall scope of planned activities, including the adequacy of staffing and compensation. The Committee shall also review the appointment, on-going job performance, and replacement of the Company's Internal Audit Director. Further, the Committee will review any significant compliance policy matters, any material reports or inquiries received from regulators or governmental agencies, and any regulatory matters delegated by the Board to the Committee that require Board approval.

 .    The Committee shall discuss the results of the quarterly 10-Q review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Chair of the Committee may represent the entire Committee for purposes of the review.

 .    The Committee shall review with management and the independent auditors the financial statements to be included in the Company's annual report and Form 10-K. The review shall include a discussion concerning the independent auditors judgement about the quality, not just the acceptability of accounting principles, the reasonableness of significant judgements, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss with the independent auditors any matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

 .    The Committee shall prepare the report required by the Securities and
     Exchange Commission to be included in the Company's annual proxy or information statement. The Committee shall also ensure that the charter is disclosed in the annual proxy or information statement at least once every three years.

Other Current Audit Committee Responsibilities
----------------------------------------------

Activities requiring Board Approval

 .    Review the adequacy of the Company's performance of fiduciary responsibilities for trust activities and evaluate any proposed recommendations by Internal Audit with respect to the performance of such responsibilities (required to comply with Regulation 9).

 .    Review the Company's self-assessment for reduction of risk on large dollar transfer systems (daylight overdrafts) required by regulatory agencies.

 .    Review contingency planning activities in accordance with requirements of the interagency Policy Statement on Contingency Planning.

 .    Evaluate and approve on the behalf of the Board of Directors the adequacy of the Allowance for Loan and Lease Losses (quarterly).

 .    In accordance with regulation 12 CFR 7.2013 for National Trust Companies, the Board of Directors should determine the adequacy of fidelity coverage for officers and employees. Previously, the Committee also reviewed the adequacy of fidelity coverage in accordance with Interpretive Ruling 7.5215 of the Comptroller's manual for National Banks.

Other Suggested Audit Committee Practices

 .    Review the adequacy of policies and procedures in effect for the review of officers' expenses and perquisites.

 .    Review the status of pending or threatened litigation. (This has been done both at Audit Committee and with the Board)

 .    Review and evaluate management's procedures for communicating and monitoring compliance with the Company's code of conduct.

 .    Review security policies and practices as considered necessary in light of loss experience and other trends which come to the attention of the Committee.

 .    Review income tax provisions and reserves through an annual presentation by representatives of management and the external audit firm.

Credit Review

 .    Review and evaluate the results of Credit Review's portfolio examinations, and evaluate the adequacy of management's action plans designed to cure deficiencies. The Committee shall have the power to authorize Credit Review to perform additional reviews and follow-up actions as it deems advisable.

 .    Annually, Corporate audit will examine the effectiveness of the Credit
     Review program through an evaluation of staffing, training, work scope and objectives, and the risk assessment process and the Committee shall have the power to conduct such other evaluations of Credit Review as it deems advisable. The results will be summarized and presented to the Committee for evaluation.